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                                                             EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-3 No. 333-43267) and related Prospectus of Liberty Property Trust and Liberty Property Limited Partnership, to the incorporation by reference in the Registration Statement (Form S-3 No. 33-94782) and related Prospectus of Liberty Property Trust and Liberty Property Limited Partnership, to the incorporation by reference in the Registration Statement (Form S-3 No. 333-14139) and related Prospectus of Liberty Property Trust, to the incorporation by reference in the Registration Statement (Form S-3 No. 333-22211) and related Prospectus of Liberty Property Trust and Liberty Property Limited Partnership, to the incorporation by reference in the Registration Statement (Form S-8 No. 33-94036) and related Prospectus of Liberty Property Trust, to the incorporation by reference in the Registration Statement (Form S-8 No. 333-44149) and related Prospectus of Liberty Property Trust of our report dated April 16, 1998, with respect to the Statement of Operating Revenues and Certain Operating Expenses for the Pureland Properties, included in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership dated April 16, 1998, filed with the Securities and Exchange Commission.



                                                 /s/ FEGLEY & ASSOCIATES
                                                 Fegley & Associates
                                                 Plymouth Meeting, PA
                                                 April 16, 1998